Exhibit 10.9

Deferral Agreement

Deferral Agreement Effective Date:	29-Apr-21

Loan Agreement Date	19/02/2017

(use restated date if applicable):

Borrower:	Beamr Imaging Ltd 514331552

☒ If this box is checked, additional Borrower, Beamr, Inc (“Additional Borrower” and together with Borrower shall be refer hereto as “Borrower”).

Loan Agreement:

That certain Loan and Security Agreement, dated as of the Loan Agreement Date, between Borrower, Additional Borrowers, if any, and Silicon Valley Bank (“Bank”), as amended, restated or otherwise modified and in effect from time to time.

Guarantor(s) or Pledgor(s):	☒

If this box is checked, the obligations of Borrower are guaranteed or secured by a pledge of assets and the Consent and Ratification attached hereto shall apply and must be completed for each Guarantor and/or Pledgor.

Reference is made to the Loan Agreement and the other terms defined herein. Borrower and Bank hereby agree to the Terms and Conditions attached hereto and any applicable Annex and/or Consent and Ratification attached hereto, each of which is incorporated herein by reference (collectively, the “Deferral Agreement”).

SVB Israel Advisors Ltd. is a subsidiary of SVB Financial Group. Neither SVB Israel Advisors nor SVB Financial Group is licensed to conduct banking business or provide other financial services in Israel and neither engages in unlicensed banking activities. Banking services are provided by Silicon Valley Bank, a member of FDIC. Silicon Valley Bank is not supervised by the Supervisor of Banks in the Bank of Israel but by the US Federal Reserve Bank and the California Department of Business Oversight. © 2020 SVB Financial Group. All rights reserved. SVB, SVB FINANCIAL GROUP, SILICON VALLEY BANK, MAKE NEXT HAPPEN NOW and the chevron device are trademarks of SVB Financial Group, used under license.

Terms and Conditions

1.	Definitions.

2.	Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

3.	Interest Payments. Borrower shall at all times continue to make regularly scheduled monthly payments of accrued interest on each applicable payment date under the Loan Agreement.

4.	Extension of Principal Payment Dates.

a.	The payment dates for all monthly payments of principal in respect of any term loans (but not any other facilities) which are due following the Deferral Agreement Effective Date shall each be extended by six (6) months.

b.	Effective as of the Deferral Agreement Effective Date no instalments of principal shall be due and payable for the six month period from (and including) May 2021 to October 2021 (the “Deferral Period”). Monthly repayments of principal shall recommence in November 2021 in line with paragraph (f) below.

c.	Reserved.

d.	Reserved.

e.	Reserved.

f.	The amount of each monthly payment of principal following any extension shall be the same as the amount of the scheduled monthly payment of principal prior to the Deferral Agreement Effective Date. All deferred principal payments shall continue to be secured by all Collateral granted or pledged to Bank under the Loan Documents.

5.	Extension of Maturity Date. The maturity date(s) for term loan under the Loan Agreement shall be extended by six (6) months (i.e., from 12/01/21 through 06/01/22), and the corresponding definitions of such maturity dates in the Loan Agreement shall be deemed to be amended accordingly.

6.	Representations and Warranties. Borrower hereby represents and warrants that (a) Borrower has the power and authority to execute and deliver to Bank the Deferral Agreement, (b) the execution and delivery to Bank by Borrower of the Deferral Agreement and the performance of Borrower’s obligations under the Loan Agreement, as amended by the Deferral Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made and (c) the Deferral Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws and equitable principals relating to or affecting creditors rights.

7.	Ratification. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all Loan Documents and all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations and all deferred principal payments.

SVB Israel Advisors Ltd. is a subsidiary of SVB Financial Group. Neither SVB Israel Advisors nor SVB Financial Group is licensed to conduct banking business or provide other financial services in Israel and neither engages in unlicensed banking activities. Banking services are provided by Silicon Valley Bank, a member of FDIC. Silicon Valley Bank is not supervised by the Supervisor of Banks in the Bank of Israel but by the US Federal Reserve Bank and the California Department of Business Oversight. © 2020 SVB Financial Group. All rights reserved. SVB, SVB FINANCIAL GROUP, SILICON VALLEY BANK, MAKE NEXT HAPPEN NOW and the chevron device are trademarks of SVB Financial Group, used under license.

Terms and Conditions
Deferral Agreement

8.	Release. For good and valuable consideration, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution hereof (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing or enforcement of any of the foregoing. Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides that:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights. This release may be pleaded as a full and complete defense and/or as a cross- complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into the Deferral Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events. Borrower hereby represents and warrants to Bank, and Bank is relying thereon, that (a), except as expressly stated herein, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into the Deferral Agreement, (b) Borrower has made such investigation of the facts pertaining hereto and all of the matters appertaining thereto, as it deems necessary; (c) the terms hereof are contractual and not a mere recital; (d) the Deferral Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and the Deferral Agreement is signed freely, and without duress, by Borrower and (e) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

SVB Israel Advisors Ltd. is a subsidiary of SVB Financial Group. Neither SVB Israel Advisors nor SVB Financial Group is licensed to conduct banking business or provide other financial services in Israel and neither engages in unlicensed banking activities. Banking services are provided by Silicon Valley Bank, a member of FDIC. Silicon Valley Bank is not supervised by the Supervisor of Banks in the Bank of Israel but by the US Federal Reserve Bank and the California Department of Business Oversight. © 2020 SVB Financial Group. All rights reserved. SVB, SVB FINANCIAL GROUP, SILICON VALLEY BANK, MAKE NEXT HAPPEN NOW and the chevron device are trademarks of SVB Financial Group, used under license.

Terms and Conditions
Deferral Agreement

9.	Full Force and Effect; Limitations of Deferral Agreement. Other than as expressly provided in the Deferral Agreement, the terms of the Loan Agreement remain in full force and effect. Bank’s agreement to defer principal payments pursuant to the Deferral Agreement in no way shall constitute a waiver of or forbearance from any existing defaults under any of the Loan Documents, nor shall it obligate Bank to defer any future payments or waive or forbear from any future defaults under any of the Loan Documents. Nothing in the Deferral Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of the Deferral Agreement.

10.	Fees and Expenses. Borrower shall pay to Bank a deferral fee equal to Fifty Thousand Dollars ($50,000), which fee shall be fully earned at the Deferral Effective Date, and payable in ten (10) monthly installments as of the date hereof (i.e $US5,000 for each month from April 29, 2021 until January 29, 2022). Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this Deferral Agreement.

11.	Miscellaneous.

a.	The Deferral Agreement may be executed and delivered in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

b.	The words “execution,” “signed,” “signature” and words of like import in any Loan Document, including the Deferral Agreement, shall be deemed to include electronic signatures, including any Electronic Signature as defined in the Electronic Transactions Law (2003 Revision) of the Cayman Islands (the “Cayman Islands Electronic Signature Law”), or the keeping of records in electronic form, including any Electronic Record, as defined in Cayman Islands Electronic Signature Law, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Cayman Islands Electronic Signature Law; provided, however that sections 8 and 19(3) of the Cayman Islands Electronic Signature Law shall not apply to this Deferral Agreement or the execution or delivery thereof.

c.	The Deferral Agreement shall be effective as of the Deferral Agreement Effective Date.

d.	The Deferral Agreement is a Loan Document and will be construed, interpreted, and applied in accordance with the laws of the jurisdiction whose laws govern the Loan Agreement (excluding its body of law controlling conflicts of law). Each party to the Deferral Agreement submits to the jurisdiction of the same state and federal courts to which it submitted under the Loan Agreement.

e.	In the event of any action or proceeding to enforce the Deferral Agreement, Bank shall be entitled to recover from Borrower its attorneys’ fees and expenses, disbursements and court costs.

[End of Terms and Conditions - Annex and Consent and Ratification Follow]

SVB Israel Advisors Ltd. is a subsidiary of SVB Financial Group. Neither SVB Israel Advisors nor SVB Financial Group is licensed to conduct banking business or provide other financial services in Israel and neither engages in unlicensed banking activities. Banking services are provided by Silicon Valley Bank, a member of FDIC. Silicon Valley Bank is not supervised by the Supervisor of Banks in the Bank of Israel but by the US Federal Reserve Bank and the California Department of Business Oversight. © 2020 SVB Financial Group. All rights reserved. SVB, SVB FINANCIAL GROUP, SILICON VALLEY BANK, MAKE NEXT HAPPEN NOW and the chevron device are trademarks of SVB Financial Group, used under license.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the Deferral Agreement Effective Date.

US BORROWER

BEAMR, INC.

By:	/s/ Sharon Carmel
Name:	Sharon Carmel
Title:	Director

ISR BORROWER

BEAMR IMAGING LTD

By:	/s/ Sharon Carmel
Name:	Sharon Carmel
Title:	CEO

BANK

SILICON VALLEY BANK

By:	/s/ Ella Botham
Name:	Ella Botham
Title:	Vice President

SVB Israel Advisors Ltd. is a subsidiary of SVB Financial Group. Neither SVB Israel Advisors nor SVB Financial Group is licensed to conduct banking business or provide other financial services in Israel and neither engages in unlicensed banking activities. Banking services are provided by Silicon Valley Bank, a member of FDIC. Silicon Valley Bank is not supervised by the Supervisor of Banks in the Bank of Israel but by the US Federal Reserve Bank and the California Department of Business Oversight. © 2020 SVB Financial Group. All rights reserved. SVB, SVB FINANCIAL GROUP, SILICON VALLEY BANK, MAKE NEXT HAPPEN NOW and the chevron device are trademarks of SVB Financial Group, used under license.

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